FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com

I.D. Systems, Inc. Reports Second Quarter Financial Results

Hackensack, NJ, August 4, 2009—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the second quarter of 2009. Revenues for the three months ended June 30, 2009, were $2.7 million, compared to $5.5 million for the three months ended June 30, 2008. Gross margin increased to 54.8%, compared to 52.5% for the corresponding period in 2008. Net loss for the quarter was $2.3 million, or ($0.21) per basic and diluted share, compared to net loss of $1.5 million, or ($0.14) per basic and diluted share, for the second quarter of 2008.

Non-GAAP net loss for the quarter was $1.8 million, or ($0.17) per basic and diluted share, compared to non-GAAP net loss of $671,000, or ($0.06) per basic and diluted share, for the second quarter of 2008. Non-GAAP results were calculated by adjusting GAAP net results for the impact of stock-based compensation, which was $500,000 for the second quarter of 2009 and $857,000 for the second quarter of 2008. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer, said, “We continue to face challenges related to the general economic climate, including cautionary technology spending and unpredictable timing to close business. Budget cutbacks at the U.S. Postal Service, in particular, impacted our results; the Postal Service spent $3.7 million less on our systems this quarter than it did in the second quarter of 2008. However, all of our core enterprise customers continue to expand their use of our wireless vehicle management solutions, which we believe reflects the significant ongoing value provided by our technology.

“Just as important,” continued Mr. Jagid, “we continue to diversify and strengthen our customer base, securing initial orders this quarter from some of the world’s leading consumer goods producers and industrial manufacturers. For the second quarter, our revenue from customers other than the Postal Service increased $900,000 compared to the second quarter in 2008. Our sales pipeline and balance sheet are strong, despite timing uncertainties, and we expect to capitalize on these strengths to continue adding to our foundation of blue chip customers in the coming quarters. Our objective remains to drive rapid customer adoption and expansion of our unique, cost-effective solutions and ultimately deliver shareholder value.”

I.D. Systems’ management continued to focus on cost controls during the second quarter of 2009, including non-sales workforce cutbacks, which are expected to save the company more than $1 million annually, without diminishing the company’s investment in growth opportunities.

Selling, general and administrative expenses for the three months ended June 30, 2009, decreased to $3.8 million, including $392,000 in stock-based compensation, compared to $4.3 million, including $721,000 in stock-based compensation, for the second quarter of 2008.

Research and development expenditures for the second quarter of 2009 decreased slightly to $691,000, including $97,000 in stock-based compensation, compared to $708,000, including $119,000 in stock-based compensation, for the same period in 2008.

Other income of $420,000 during the second quarter of 2009 reflects the change in the fair value in the company’s investment in auction rate securities and the auction rate security rights.

For the six-month period ended June 30, 2009, revenues were $5.6 million, compared to $9.8 million for the six months ended June 30, 2008. Gross profit margin for the six-month period was 54.4%, compared to 50.8% for the comparable period in 2008. Net loss for the six-month period was $5.4 million, or ($0.49) per basic and diluted share, compared to net loss of $3.6 million, or ($0.33) per basic share and diluted share for the first six months of 2008.

Adjusting for $1.1 million in stock-based compensation expenses, non-GAAP net loss for the six months ended June 30, 2009, was $4.3 million, or ($0.40) per basic and diluted share. For the corresponding period in

2008, adjusting for $1.6 million in stock-based compensation expenses, non-GAAP net loss was $1.9 million, or ($0.18) per basic and diluted share. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

Selling, general and administrative expenses for the six months ended June 30, 2009, were $8.0 million, including $822,000 in stock-based compensation, compared to $8.5 million, including $1.4 million in stock-based compensation, for the corresponding period in 2008. Research and development expenditures for the first six months of 2009 were $1.38 million, including $212,000 in stock-based compensation, compared to $1.42 million, including $234,000 in stock-based compensation, for the same period in 2008.

As of June 30, 2009, I.D. Systems had $67.0 million in cash and marketable securities, and $25.4 million of working capital, compared to $56.0 million and $30.9 million, respectively, as of December 31, 2008. The increase in cash was due primarily to the borrowing of $12.9 million from a line of credit facility during the first quarter of 2009.

Highlights of the second quarter ended June 30, 2009, included both recurring business from current customers and initial orders from new customers:

  Continued follow-on sales of I.D. Systems’ products and services to core enterprise customers, including Alcoa, Ford Motor Company, the U.S. Postal Service, Wal-Mart Stores, and Walgreen Co.

  Repeat orders from customers established through I.D. Systems’ 2008 acquisition of PowerKey brand industrial vehicle monitoring products, including Automotive Components Holdings, PPG Industries, Raytheon Company, and Whirlpool Corp.

  The selection of I.D. Systems’ PowerFleet™ Vehicle Management System (VMS) by Nestlé Waters North America for deployment on industrial vehicles at two initial sites, with expansion planned to more than 100 sites globally based on expected system benefits, as announced on June 22, 2009.

  The launch of I.D. Systems’ PowerFleet™ VMS at two Audi AG automotive production plants in Europe, pursuant to a blanket purchase order covering all Audi and Volkswagen facilities, which was received from Audi in the first quarter of 2009, as announced on April 7, 2009.

  Initial implementation of I.D. Systems’ PowerFleet™ VMS at other new customers, including ConAgra Foods, Dot Foods, GameStop, Graphic Packaging International, Kaiser Aluminum, and the European arm of a major U.S. consumer packaged goods manufacturer.

  Continued expansion of activity with channel partners, primarily industrial truck manufacturers and their dealers, which directly influenced many of the sales to new customers during the quarter.

  The adoption by I.D. Systems’ Board of Directors of a shareholder rights plan to ensure that our shareholders’ interests are protected against unsolicited attempts to take over the company.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on August 4, 2009. Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Investors section of the company’s website for approximately for 90 days.

Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance and provide further comparative information due to the adoption of accounting standard SFAS 123R. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems

Based in Hackensack, New Jersey, with a European business office in Düsseldorf, Germany, I.D. Systems is a leading provider of wireless solutions for managing and securing high-value enterprise assets, including industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The company’s patented technology, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control, track, monitor and analyze their assets. For more information, visit www.id-systems.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company’s outlook for 2009 financial results and prospects for additional customers and revenues. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so.

-- Tables to Follow --

I.D. Systems, Inc.
GAAP Condensed Operations Data
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2009	2008	2009
Revenue:
Products	$3,471,000	$1,771,000	$6,724,000	$3,149,000
Services	1,989,000	913,000	3,064,000	2,469,000
	5,460,000	2,684,000	9,788,000	5,618,000
Cost of Revenue:
Cost of products	1,678,000	890,000	3,214,000	1,688,000
Cost of services	917,000	323,000	1,597,000	870,000
	2,595,000	1,213,000	4,811,000	2,558,000

Gross Profit	2,865,000	1,471,000	4,977,000	3,060,000

Selling, general and administrative	4,278,000	3,764,000	8,539,000	7,975,000
Research and development expenses	708,000	691,000	1,419,000	1,380,000

Loss from operations	(2,121,000)	(2,984,000)	(4,981,000)	(6,295,000)
Interest income	593,000	283,000	1,419,000	630,000
Interest expense	—	(43,000)	—	(43,000)
Other income	—	420,000	—	312,000

Net loss	$(1,528,000)	$(2,324,000)	$(3,562,000)	$(5,396,000)

Net loss per share – basic and diluted	$(0.14)	$(0.21)	$(0.33)	$(0.49)

Weighted average common shares
outstanding – basic and diluted	10,857,000	10,916,000	10,869,000	10,906,000

I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net loss attributable to
common stockholders	$(1,528,000)	$(2,324,000)	$(3,562,000)	$(5,396,000)

Stock-based compensation	857,000	500,000	1,642,000	1,059,000

Non-GAAP loss	$(671,000)	$(1,824,000)	$(1,920,000)	$(4,337,000)

Non-GAAP net loss per	$(0.06)	$(0.17)	$(0.18)	$(0.40)
share – basic and diluted

     I.D. Systems, Inc.
Condensed Balance Sheet Data

	December 31, 2008*	June 30, 2009
		(Unaudited)
ASSETS
Cash and cash equivalents	$12,558,000	$18,436,000
Restricted cash	230,000	-
Investments – short term	8,550,000	12,357,000
Accounts receivable, net	8,245,000	2,680,000
Unbilled receivables	168,000	124,000
Inventory, net	3,273,000	5,509,000
Interest receivable	217,000	171,000
Prepaid expenses and other current assets	261,000	255,000
Total current assets	33,502,000	39,532,000

Investments – long term	34,911,000	36,162,000
Fixed assets, net	1,050,000	1,051,000
Goodwill	200,000	200,000
Other intangible assets	178,000	178,000
Other assets	107,000	107,000
	$69,948,000	$77,230,000
LIABILITIES
Accounts payable and accrued expenses	$2,175,000	$1,223,000
Line of credit	-	12,666,000
Deferred revenue	424,000	253,000
Total current liabilities	2,599,000	14,142,000

Deferred revenue	231,000	388,000
Deferred rent	33,000	22,000
Total liabilities	2,863,000	14,552,000

STOCKHOLDERS’ EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par
value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par
value; 12,082,000 and 12,283,000 shares issued at
December 31, 2008 and June 30, 2009, respectively,
shares outstanding, 10,893,000 and 11,074,000 at
December 31, 2008 and June 30, 2009, respectively.	120,000	120,000
Additional paid-in capital	101,437,000	102,495,000
Accumulated deficit	(23,667,000)	(29,063,000)
Accumulated other comprehensive income	46,000	42,000
	77,936,000	73,594,000
Treasury stock; 1,189,000 shares and 1,209,000 shares at
cost at December 31, 2008 and June 30, 2009, respectively	(10,851,000)	(10,916,000)
Total stockholders’ equity	67,085,000	62,678,000
Total liabilities and stockholders’ equity	$69,948,000	$77,230,000

*Derived from audited balance sheet as of December 31, 2008

   I.D. Systems, Inc.
Condensed Cash Flow Data
 (Unaudited)

	Six months ended June 30,
	2008	2009
Cash flows from operating activities:
Net loss	$(3,562,000)	$(5,396,000)
Adjustments to reconcile net loss to cash used in operating activities:
Accrued interest income	33,000	46,000
Stock-based compensation expense	1,642,000	1,058,000
Depreciation and amortization	283,000	277,000
Change in fair value of investments	--	(312,000)
Deferred rent expense	(11,000)	(11,000)
Deferred revenue	590,000	(14,000)
Changes in:
Restricted cash	--	230,000
Accounts receivable	(2,671,000)	5,565,000
Unbilled receivables	(914,000)	44,000
Inventory	1,172,000	(2,236,000)
Prepaid expenses and other assets	(10,000)	6,000
Accounts payable and accrued expenses	(910,000)	(1,017,000)
Net cash used in operating activities	(4,358,000)	(1,760,000)

Cash flows from investing activities:
Purchase of fixed assets	(77,000)	(278,000)
Business acquisition	(573,000)	--
Purchase of investments	(4,526,000)	(34,607,000)
Maturities of investments	18,955,000	29,855,000
Net cash provided by (used in) investing activities	13,779,000	(5,030,000)

Cash flows from financing activities:
Repayment of term loan	(19,000)	--
Proceeds from exercise of stock options	1,106,000	--
Purchase of treasury shares	(3,161,000)	--
Borrowing on line of credit	--	12,900,000
Principal payments on line of credit	--	(234,000)
Net cash (used in) provided by financing activities	(2,074,000)	12,666,000
Effects of foreign currency translation adjustment	-	2,000
Net increase in cash and cash equivalents	7,347,000	5,878,000
Cash and cash equivalents - beginning of period	5,103,000	12,558,000
Cash and cash equivalents - end of period	$12,450,000	$18,436,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$--	$43,000
Noncash activities:
Unrealized loss on investments	$(1,462,000)	$(6,000)
Shares withheld pursuant to stock issuance	$89,000	$65,000